Exhibit 99.1

CDI Corp. Reports Third Quarter 2015 Results

PHILADELPHIA, Nov. 4, 2015 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the third quarter ended September 30, 2015.

"We are continuing to make progress on key elements of our transformation and operational turnaround. While consistent with previously articulated expectations, our third quarter 2015 results reflect the continuing macroeconomic and discrete challenges associated with our concentrated client base," said Scott J. Freidheim, Chief Executive Officer and President. "As we move into 2016, our business should benefit from improving new business development and client retention, the strengthening of our operational leadership team, strategic transactions that enrich our client offerings, and our enhanced financial flexibility."

Third Quarter Overview

  Revenue of $244.7 million, a decrease of 17.3% versus third quarter 2014
  Adjusted EBITDA of $3.3 million versus $12.0 million in third quarter 20141
  Adjusted earnings per diluted share of $0.06 versus $0.29 for third quarter 20141
  Acquired EdgeRock Technologies, LLC, a provider of specialty IT skills
  Acquired recruitment business of UK-based Ship Shape Resources
  Closed $150 million secured credit facility

In the third quarter 2015, the Company's net loss attributable to CDI was $20.2 million versus net income attributable to CDI of $5.4 million in the prior-year third quarter. In the third quarter 2015, the Company's net loss per share was $(1.03) versus earnings of $0.27 per diluted share in the prior-year third quarter.

In the third quarter 2015, the Company recorded $21.5 million of impairment charges related to certain businesses within the Global Engineering and Technology Solutions segment and the Professional Staffing Services segment. This amount included charges to goodwill in the aerospace and industrial equipment business within GETS and in the Company's U.K.-based AndersElite business within PSS.

[1] Adjusted EBITDA is calculated by excluding from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense,  impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, acquisition related costs and gain on sale of non-operating corporate asset. Adjusted EPS excludes from diluted earnings per common share, impairment, restructuring and other related costs, leadership transition costs, loss on disposition, acquisition related costs and gain on sale of a non-operating corporate asset and the related income tax effect. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Business Segment Results

Global Engineering and Technology Solutions segment (GETS) reported $84.3 million in third quarter revenue, a decrease of 4.6% versus the prior-year third quarter. Revenue growth in Government Services reported in "Other" was offset by declines in the segment's other verticals. GETS reported an operating loss of $9.8 million versus an operating profit of $3.4 million in the prior-year quarter. GETS reported operating loss in the third quarter 2015 includes $10.9 million of goodwill and certain fixed asset impairment charges and $0.2 million in restructuring charges.

Professional Staffing Services segment (PSS) reported $146.9 million in revenue for the third quarter 2015, a decrease of 23.7% compared to the prior-year third quarter with declines across our North American industry verticals and in our UK-based staffing business. PSS reported an operating loss of $9.1 million versus an operating profit of $7.4 million in the prior-year third quarter. PSS reported third quarter 2015 operating loss includes $10.7 million of goodwill impairment charges and $0.3 million in restructuring charges.

Management Recruiters International, Inc. (MRI) reported third quarter 2015 revenue of $13.5 million, a decrease of 9.5% compared to the prior-year third quarter, driven by a decline in contract staffing revenue. MRI's third quarter 2015 operating profit was $1.9 million compared to $1.7 million in the prior-year third quarter.

Balance Sheet and Liquidity

CDI ended the quarter with $26.4 million in cash and cash equivalents versus $36.3 million at the end of fourth quarter 2014, and $43.1 million at the end of third quarter 2014. Net cash generated by operations during first nine months 2015 was $2.4 million versus $16.4 million generated in the prior-year period. Total liquidity, including availability under CDI's bank and credit facilities, totaled $65.6 million at September 30, 2015 versus $106.9 million at the end of fourth quarter 2014, and $113.0 million at the end of third quarter 2014. On October 30, 2015, the Company closed on a new five-year $150 million secured credit facility, replacing the existing $75 million facility scheduled to mature in November 2017.

Business Outlook

The Company anticipates revenue for the fourth quarter 2015 in the range of $230 million to $240 million, including revenue related to the EdgeRock and Ship Shape acquisitions. This guidance reflects expected continued weakness in our staffing business consistent with previously reported trends and challenges, as well as reduced demand in our GETS oil, gas and chemicals vertical largely as a result of reductions and delays in project spending.

Conference Call

At 8:30 a.m. Eastern Time on November 5, 2015, Scott J. Freidheim, CEO and President, and Michael S. Castleman, CFO and Executive Vice President, will host a conference call to discuss the 2015 third quarter results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) provides engineering, information technology and staffing solutions. Our customers operate in a variety of industries, ranging from Oil, Gas & Chemicals to Aerospace & Industrial Equipment, and High Technology, and include corporate, federal, state and municipal entities. We serve customers through offices and delivery centers in the United States, Canada and the United Kingdom. We also provide staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about our strategies for growth and future financial results (such as revenue), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: weakness in general economic conditions and levels of capital spending by clients in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' capital projects or the inability of our clients to pay our fees; the termination or non-renewal of a major client contract or project; delays or reductions in government spending; credit risks associated with our clients; competitive market pressures; the availability and cost of qualified personnel; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations including the impact of healthcare reform laws and regulations; the possibility of incurring liability for our business activities, including the activities of our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the "Risk Factors" section of our Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Form 10-Ks and Form 10-Qs. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin which are adjusted to exclude interest, income taxes, depreciation, amortization, impairment charges, restructuring charges, share-based compensation, leadership transition costs, loss on disposition, gain on sale of non-operating corporate asset, and acquisition related costs; Adjusted operating expenses, which is the sum of "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, impairment charges, restructuring and other related costs, share-based compensation expense, leadership transition costs, and loss on disposition and acquisition related costs; and Adjusted EPS which is adjusted to exclude, impairment charges, restructuring charges, leadership transition costs, loss on dispositions, acquisition related costs, gain on sale of non-operating corporate asset and the related income tax effect. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA, Adjusted operating expenses and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted operating expenses does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA and Adjusted operating expenses as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Consolidated Statements of Operations:	2015	2014	2015	2014

Revenue	$244,662	$295,732	$748,941	$856,286
Cost of services	197,835	241,244	608,697	698,238
Gross profit	46,827	54,488	140,244	158,048
Operating and administrative expenses (1)	46,853	46,006	137,570	137,821
Restructuring and other related costs (2)	566	—	613	72
Impairment (3)	21,537	—	21,537	—
Loss on disposition (4)	—	—	310	—
Operating profit (loss)	(22,129)	8,482	(19,786)	20,155
Other income (expense), net	683	(133)	599	(207)
Income (loss) before income taxes	(21,446)	8,349	(19,187)	19,948
Income tax expense (benefit) (1)	(1,244)	2,908	785	8,014
Net income (loss)	(20,202)	5,441	(19,972)	11,934
Less: Income (loss) attributable to noncontrolling interests	—	41	(83)	70
Net income (loss) attributable to CDI (1)	$(20,202)	$5,400	$(19,889)	$11,864

Earnings per common share:
Basic	$(1.03)	$0.28	$(1.01)	$0.61
Diluted	$(1.03)	$0.27	$(1.01)	$0.60
Weighted-average shares outstanding - Basic	19,695	19,614	19,668	19,562
Weighted-average shares outstanding - Diluted	19,695	19,799	19,668	19,765

Selected Balance Sheet Data:			September 30, 2015	December 31, 2014

Cash and cash equivalents			$26,433	$36,324
Accounts receivable, net			226,519	219,578
Total current assets			270,924	269,095
Total assets			349,764	372,220
Total current liabilities			95,121	82,843
Total CDI shareholders' equity			241,980	273,650

			Nine Months Ended
			September 30,
Selected Cash Flow Data:			2015	2014

Net cash provided by operating activities			$2,426	$16,449
Depreciation and amortization			7,311	8,070
Capital expenditures			6,482	7,825
Dividends paid to shareholders			7,675	7,625

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Selected Earnings and Other Financial Data:	2015	2014	2015	2014

Gross margin	19.1%	18.4%	18.7%	18.5%
Operating and administrative expenses as a percentage of revenue	19.2%	15.6%	18.4%	16.1%
Operating margin	(9.0)%	2.9%	(2.6)%	2.4%
Effective income tax rate	5.8%	34.8%	(4.1)%	40.2%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Non-GAAP Financial Measures:	2015	2014	2015	2014

Adjusted EBITDA (5)	$3,302	$12,035	$12,819	$31,140
Adjusted EBITDA margin (5)	1.3%	4.1%	1.7%	3.6%
Adjusted operating expenses (5)	$43,408	$42,327	$127,399	$126,782
Adjusted EPS (5)	$0.06	$0.29	$0.10	$0.67

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Selected Segment Data:	2015	2014	2015	2014

Global Engineering and Technology Solutions (GETS)
Revenue:
Oil, Gas and Chemicals (OGC)	$38,750	$39,786	$116,910	$107,054
Aerospace and Industrial Equipment (AIE)	14,877	17,799	46,189	57,452
Hi-Tech	7,724	8,273	23,315	24,291
Other	22,942	22,530	64,837	66,133
Total revenue	$84,293	$88,388	$251,251	$254,930
Gross profit	$22,045	$24,391	$64,836	$69,596
Gross margin	26.2%	27.6%	25.8%	27.3%
Operating profit (loss) (2), (3), (4)	$(9,798)	$3,429	$(7,963)	$7,200
Operating margin	(11.6)%	3.9%	(3.2)%	2.8%

Professional Staffing Services (PSS)
Revenue:
Oil, Gas and Chemicals (OGC)	$32,583	$51,386	$101,203	$140,866
Aerospace and Industrial Equipment (AIE)	17,038	21,216	55,209	61,716
Hi-Tech	49,514	57,837	154,545	177,866
Other	47,729	61,987	146,725	176,847
Total revenue	$146,864	$192,426	$457,682	$557,295
Gross profit	$18,166	$23,141	$55,751	$67,896
Gross margin	12.4%	12.0%	12.2%	12.2%
Operating profit (loss) (2), (3)	$(9,092)	$7,367	$(1,979)	$20,379
Operating margin	(6.2)%	3.8%	(0.4)%	3.7%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$10,106	$11,600	$30,052	$34,480
Royalties and Franchise Fees	3,399	3,318	9,956	9,581
Total revenue	$13,505	$14,918	$40,008	$44,061
Gross profit	$6,616	$6,956	$19,657	$20,556
Gross margin	49.0%	46.6%	49.1%	46.7%
Operating profit	$1,927	$1,721	$4,957	$4,733
Operating margin	14.3%	11.5%	12.4%	10.7%
______________________

(1)

In the first quarter of 2014, the Company recorded an aggregate $0.9 million after-tax charge related to the separation of the former CEO that is comprised of a $0.7 million pre-tax charge ($0.4 million after-tax) to operations associated with the separation arrangement and an additional $0.5 million charge to income tax expense for the write-off of deferred tax assets related to the forfeiture of equity awards.

(2)

In the nine months ended September 30, 2015 and 2014, the Company recorded an aggregate charge of $613 thousand and $72 thousand respectively to "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013 and 2014 (nine months ended September 30, 2015 comprised of GETS $235 thousand and PSS $378 thousand and nine months ended September 30, 2014 comprised of GETS $419 thousand, PSS $(249) thousand and Corporate $(98) thousand).

(3)

In the third quarter of 2015, the Company recorded an aggregate charge of $21.5 million  to "Impairment" in the consolidated statements of operations related to the impairment of goodwill comprised of GETS AIE $10.4 million and PSS Other $10.7 million and $0.5 million related to the impairment of certain fixed assets in GETS AIE.

(4)

In the first quarter of 2015, the Company's GETS segment recorded a charge of $0.3 million related to loss on disposition of the Company's controlling interest in a Mexico-based engineering design company.

(5)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA is calculated by excluding from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, acquisition related costs and gain on sale of non-operating corporate asset. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition and acquisition related costs. Adjusted EPS excludes from diluted earnings per common share, impairment, restructuring and other related costs, leadership transition costs, loss on disposition, acquisition related costs, gain on sale of non-operating corporate asset and the related specific income tax effect. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income (loss) attributable to CDI to Adjusted EBITDA:
Net income (loss) attributable to CDI	$(20,202)	$5,400	$(19,889)	$11,864
Interest expense, net	40	48	132	151
Income tax expense	(1,244)	2,908	785	8,014
Depreciation and amortization	2,299	2,587	7,311	8,070
Impairment (a)	21,537	—	21,537	—
Restructuring and other related costs (b)	566	—	613	72
Share-based compensation (c)	354	608	1,703	1,661
Leadership transition (d)	—	484	113	1,308
Loss on disposition (e)	—	—	310	—
Acquisition related (f)	792	—	1,044	—
Gain on sale of non-operating corporate asset (g)	(840)	—	(840)	—
Adjusted EBITDA	$3,302	$12,035	$12,819	$31,140
Adjusted EBITDA margin	1.3%	4.1%	1.7%	3.6%

Operating expenses to Adjusted operating expenses:
Operating expenses (h)	$68,956	$46,006	$160,030	$137,893
Depreciation and amortization	2,299	2,587	7,311	8,070
Impairment (a)	21,537	—	21,537	—
Restructuring and other related costs (b)	566	—	613	72
Share-based compensation (c)	354	608	1,703	1,661
Leadership transition (d)	—	484	113	1,308
Loss on disposition (e)	—	—	310	—
Acquisition related (f)	792	—	1,044	—
Adjusted operating expenses	$43,408	$42,327	$127,399	$126,782

EPS to Adjusted EPS:
Earnings per common share - diluted	$(1.03)	$0.27	$(1.01)	$0.60
Impairment (a)	1.09	—	1.10	—
Restructuring and other related costs (b)	0.03	—	0.03	—
Leadership transition (d)	—	0.03	0.01	0.07
Loss on disposition (e)	—	—	0.01	—
Acquisition related (f)	0.04	—	0.05	—
Gain on sale of non-operating corporate asset (g)	(0.04)	—	(0.04)	—
Income tax effect (i)	(0.03)	(0.01)	(0.05)	—
Adjusted EPS	$0.06	$0.29	$0.10	$0.67
___________________
(a)	Represents "Impairment" in the consolidated statements of operations related to the impairment of goodwill and certain fixed assets.
(b)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013 and 2014.
(c)	Represents share-based compensation expense included in "Operating and administrative expense" in the consolidated statements of operations.
(d)	Represents charges associated with the CEO and other executive leadership changes included in "Operating and administrative expense" in the consolidated statements of operations.
(e)

Represents "Loss on disposition" in the consolidated statements of operation related to the disposition of the Company's controlling interest in a Mexico-based engineering design company in the Company's GETS segment.

(f)	Represents incremental costs associated with the acquisition of a businesses included in "Operating and administrative expense" in the consolidated statements of operations.
(g)	Represents the gain on sale of non-operating corporate asset included in "Other income (expense), net" in the consolidated statements of operations.
(h)	Operating expenses includes "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition" in the consolidated statements of operations.
(i)	Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments.

CONTACT: Vincent Webb, Vice President, Investor Relations and Communications, 215-636-1240, Vince.Webb@cdicorp.com